SHAREHOLDER MEETING RESULTS
   A special meeting of the Funds' shareholders was held on December 23, 1997. Each matter voted upon at the meeting, as well as the number of votes cast for, against or withheld, and abstained, are set forth below:

1. The shareholders of each Fund were asked to approve the reorganization of the Fund as a Massachusetts Business Trust. Sufficient votes were not received at the time of the meeting so a shareholder meeting has been rescheduled for February 20, 1998:

                                                   SHARES      SHARES
                                                    VOTED       VOTED
                                                    "FOR"     "AGAINST"   ABSTAINED
                                                  ---------   ---------   ---------
   U.S. Government Securities..................   5,956,060    230,779     556,153
   Income Fund.................................   5,636,314    159,419     416,368
   Tax-Exempt Bond Fund........................  16,107,675    658,938    1,057,048

2. The shareholders of each Fund elected the following thirteen directors:

                                 U.S. GOVERNMENT SECURITIES      INCOME FUND          TAX-EXEMPT BOND FUND
                                 --------------------------  ---------------------  ------------------------
                                                 SHARES                  SHARES                     SHARES
                                   SHARES      WITHHOLDING    SHARES   WITHHOLDING    SHARES     WITHHOLDING
                                   VOTED        AUTHORITY     VOTED     AUTHORITY     VOTED       AUTHORITY
                                   "FOR"         TO VOTE      "FOR"      TO VOTE      "FOR"        TO VOTE
                                 ---------    -------------  -------   -----------  ---------   ------------
David E. Anderson............... 6,429,873       341,382     6,104,481   221,658    17,218,113     642,775
Wayne L. Attwood, M.D........... 6,431,347       339,908     6,105,631   220,509    17,242,129     618,758
Arthur H. Bernstein............. 6,429,873       341,382     6,106,876   219,264    17,212,234     648,653
Kristianne Blake................ 6,431,347       339,908     6,110,832   215,308    17,252,011     608,877
Edmond R. Davis................. 6,428,748       342,507     6,106,655   219,485    17,217,312     643,576
John W. English................. 6,429,873       341,382     6,106,655   219,485    17,222,637     638,250
Anne V. Farrell................. 6,431,347       339,908     6,110,832   215,308    17,246,654     614,233
Michael K. Murphy............... 6,431,347       339,908     6,111,871   214,269    17,252,812     608,076
Alfred E. Osborne, Jr. ......... 6,430,192       341,063     6,104,237   221,903    17,221,836     639,051
William G. Papesh............... 6,431,347       339,908     6,111,871   214,269    17,246,654     614,233
Daniel Pavelich................. 6,431,347       339,908     6,110,832   215,308    17,237,941     622,946
Jay Rockey...................... 6,430,729       340,526     6,110,807   215,333    17,242,129     618,758
Richard C. Yancey............... 6,431,347       339,908     6,107,813   218,326    17,239,481     621,406

3. The  shareholders  of  each  Fund  approved  an  amended  Investment  Manager
   Agreement:

                                                   SHARES      SHARES
                                                    VOTED       VOTED
                                                    "FOR"     "AGAINST"    ABSTAINED
                                                  ---------  -----------  -----------
   U.S. Government Securities..................   5,914,823    235,825      620,607
   Income Fund.................................   5,684,940    154,070      487,130
   Tax-Exempt Bond Fund........................  15,878,245    664,128    1,318,515

4. The shareholders of each Fund approved an amended Distribution Plan of the Fund for its Class A shares:

                                                   SHARES      SHARES
                                                    VOTED       VOTED
                                                    "FOR"     "AGAINST"  ABSTAINED
                                                 ----------   ---------  ---------
   U.S. Government - Class A...................   5,631,527    284,561     663,332
   U.S. Government - Class B...................     147,611     10,977       4,982
   Income Fund - Class A.......................   5,091,958    149,315     480,830
   Income Fund - Class B.......................     414,271     23,737      48,986
   Tax-Exempt Bond - Class A...................  15,180,941    648,176   1,439,694
   Tax-Exempt Bond - Class B...................     469,782     30,513      54,553

5. The shareholders of each Fund approved certain amendments to existing investment restrictions allowing each Fund to invest in the following types of securities:

                                                   SHARES      SHARES
                                                    VOTED       VOTED
                                                    "FOR"     "AGAINST"   ABSTAINED
   U.S. GOVERNMENT SECURITIES                     ---------   ---------   ---------
   Rule 144A Securities........................   5,709,823    330,472      702,696
   U.S. Government Agency Securities...........   5,722,625    352,894      667,472
   Dollar Rolls................................   5,805,566    246,639      690,786

                                                   SHARES      SHARES
                                                    VOTED       VOTED
   INCOME FUND                                      "FOR"     "AGAINST"   ABSTAINED
                                                  ---------   ---------   ---------
   Rule 144A Securities........................   5,429,023    211,985      568,091
   Foreign Currency............................   5,452,798    185,996      570,305
   Dollar Rolls................................   5,477,216    178,096      553,788
   REITs.......................................   5,459,334    194,290      555,473
   Interest Rate Futures.......................   5,473,825    159,031      576,243

                                                   SHARES      SHARES
                                                    VOTED       VOTED
   TAX-EXEMPT BOND FUND                             "FOR"     "AGAINST"   ABSTAINED
                                                  ---------   ---------   ---------
   Rule 144A Securities........................  15,585,347    694,051    1,544,263
   Interest Rate Futures.......................  15,667,661    635,543    1,520,457